Exhibit 10.64


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JUSISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO AN AGREEMENT BETWEEN THE NAMED PAYEE AND THE OBLIGORS. A COPY OF THE AGREEMENT MAY BE OBTAINED FROM THE OBLIGORS AT THEIR PRINCIPAL OFFICE, 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022.


                                                                   $500,000

            10.75% SENIOR UNSECURED CONVERTIBLE PIK NOTE DUE 2010

            CoreComm Holdco, Inc., a Delaware corporation ("HoldCo") and CoreComm Limited, a Delaware corporation ("CoreComm" and together with HoldCo, the "Obligors"), hereby, jointly and severally, promise to pay to Ted H. McCourtney, or assigns, the principal sum of Five Hundred Thousand Dollars ($500,000), on December 16, 2010, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates: January 1 and July 1, commencing July 1, 2001

            Interest. The Notes will accrue interest at a rate of 10.75% per annum. The Obligors jointly and severally promise to pay interest on the Notes semiannually on each January 1 and July 1, commencing on July 1, 2001, to Holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes will be payable in kind by the issuance of additional Notes in such principal amount as shall equal the interest payment that is then due. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from December 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Obligors will pay interest on overdue principal at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually.

            Payment of Interest. The Obligors will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date for the next interest payment date even though Notes are canceled after the record date and on or before the interest payment date.

            Optional Redemption. The Notes are not redeemable at the Obligors' option prior to December 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Obligors, in whole or in part, upon not less than 15 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

            Year                        Percentage
            ----                        ----------
            2002........................ 103.429%
            2003........................ 102.571%
            2004........................ 101.714%
            2005........................ 100.857%
            2006 and thereafter......... 100.000%

            Notice of Redemption. Notice of redemption will be mailed at least 15 days before the redemption date. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

            If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such record date.

  !         Mandatory Redemption. The Obligors will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

            Conversion. The Holder of any Note has the right, exercisable at any time prior to the close of business (New York time) on the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into either: (1) shares of common stock of CoreComm at the conversion price of $5.00 per share, subject to adjustment under certain circumstances; or (2) shares of common stock of the entity undertaking CoreComm's fiber business ("FiberCo"), based on a valuation of FiberCo of $90 million; in the event that an equity funding of FiberCo occurs which is at a higher or lower valuation, the conversion rate into FiberCo shares will be adjusted accordingly; shares in FiberCo will be of a class of voting shares, each share having one vote; the shares retained by CoreComm will each have ten votes; the ability to elect to convert into shares of FiberCo will only become available once CoreComm has established the final structure and organization of the FiberCo entity and the requisite consent of the lenders under the Credit Agreement has been obtained; or (3) any combination of (1) and (2), except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption.

            To convert a Note, a Holder must (1) furnish a notice of conversion to HoldCo and CoreComm, (2) surrender the Note to the Obligors and (3) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the Holder of such Note on such record date. In such event, such Note, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such interest payment date on the portion so converted. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

            Amendments, Supplements and Waivers. Subject to certain exceptions, the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Notes may be amended among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Obligors obligations to Holders or to make any change that does not adversely affect the rights of any Holder.

            No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Obligors, as such, shall not have any liability for any obligations of the Obligors under the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

            IN WITNESS WHEREOF, each of the Obligors have caused this Note to be signed manually or by facsimile by one of their duly authorized officers.

                                    Dated: December 15, 2000

                                    CORECOMM LIMITED


                                    by: / s / Richard J. Lubasch
                                        --------------------------------


                                    CORECOMM HOLDCO, INC.


                                    by: / s / Richard J. Lubasch
                                       ---------------------------------